                                                                     Exhibit 2.1

                          AGREEMENT AND PLAN OF MERGER

                  THIS AGREEMENT AND PLAN OF MERGER dated as of March 28, 2003 (the "Agreement"), by and between Bostrom Holding, Inc., a Delaware corporation ("Buyer"), CVS Merger Co., a Delaware corporation and a wholly-owned subsidiary of Buyer ("Transitory Subsidiary"), and CVS Holdings, Inc., a Delaware corporation ("Target"). Buyer, Transitory Subsidiary, and Target are sometimes collectively referred to herein as the "Constituent Corporations."

                                   WITNESSETH:

                  WHEREAS, the capitalization of Buyer, Transitory Subsidiary, and Target is set forth in Schedule A attached hereto.

                  WHEREAS, this Agreement contemplates a transaction in which Buyer will acquire all of Target's outstanding stock in exchange for common stock of Buyer through a reverse subsidiary merger of Buyer's Transitory Subsidiary with and into Target;

                  WHEREAS, the respective Boards of Directors of the Constituent Corporations deem it advisable that Transitory Subsidiary merge with and into Target and that Target continue as the surviving corporation, upon the terms set forth herein and in accordance with the laws of the State of Delaware (the "Merger"), and that the shares of Transitory Subsidiary be converted upon consummation of the Merger as set forth herein; and

                  WHEREAS, the respective Boards of Directors of the Constituent Corporations have, by resolutions duly approved and adopted the provisions of this Agreement, as the plan of merger required by Section 251 of the General Corporation Law of the State of Delaware (the "Delaware Law").

                  NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE 1

                        EFFECT OF THE MERGER; MANNER AND
                           BASIS OF CONVERTING SHARES.

                  Section 1.1. At the Effective Time (as hereinafter defined), Transitory Subsidiary will merge with and into Target, and the separate corporate existence of Transitory Subsidiary (except as may be continued by operation of law) shall cease. Target shall be the corporation surviving the Merger (the "Surviving Corporation").

                  Section 1.2. At and as of the Effective Time, (i) each Target share of Class A Common shall be converted into the right to receive one (1) share of Buyer's Class A Common, (ii) each Target share of Class B Common shall be converted into the right to receive one (1) share of Buyer's Class B Common,
(iii) each Target share of Class C Common shall be converted into the right to receive one (1) share of Buyer's Class C Common,
(iv) each Target share of Class D-1 Common shall be converted into the right to receive one (1) share of Buyer's Class D-1 Common, (v) each Target share of Class D-2 Common shall be converted into the right to receive one (1) share of Buyer's Class D-2 Common, and (vi) each Target share of Class E Common shall be converted into the right to receive one (1) share of Buyer's Class E Common; accordingly, each Target shareholder's common stock in Target shall be converted into Buyer's common stock in the number and class of stock as indicated on Schedule B attached hereto (the "Merger Consideration").

                  Section 1.3 At and as of the Effective Time, each share of Transitory Subsidiary's common stock, $0.01 par value per share, shall be converted into one share of Surviving Corporation's common stock, $0.01 par value per share. At and as of the Effective Time, the Surviving Corporation shall issue shares of common stock, $0.01 par value per share, to Buyer in consideration for Buyer's issuing its common stock to former stockholders of Target pursuant to Section 1.2. The number of shares of Surviving Corporation's common stock issued to Buyer pursuant to this Section 1.3 shall be equal to the number of Target common shares outstanding immediately before the Effective Time (other than such Target common stock held in Target's treasury, immediately before the effective time, which shall be cancelled).

                  Section 1.4. At and as of the Effective Time, the Surviving Corporation shall possess all the rights, privileges, immunities and franchises, of both a public and private nature, and be subject to all the duties and liabilities of Transitory Subsidiary; and all rights, privileges, immunities and franchises of Transitory Subsidiary and all property, real, personal and mixed, and all debts due on whatever accounts, including subscriptions to shares, and all other choses in action, and all and every other interest, of or belonging to Transitory Subsidiary shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; and title to any real estate, or any interest therein, vested in Transitory Subsidiary shall not revert or be in any way impaired by reason of the Merger; and the Surviving Corporation shall thenceforth be responsible and liable for all liabilities and obligations of Transitory Subsidiary and any claim existing or action or proceeding pending by or against Transitory Subsidiary may be prosecuted to judgment as if the Merger had not taken place or the Surviving Corporation may be substituted in its place; all with the effect set forth in Section 251 of the Delaware Law. The authority of the officers of Transitory Subsidiary shall continue with respect to the due execution in the name of each respective corporation of tax returns, instruments of transfer or conveyance and other documents where the execution thereof is required or convenient to comply with any provision of the Delaware Law or any contract to which Transitory Subsidiary was a party or this Agreement.

                  Section 1.5. The name of the Surviving Corporation shall be "CVS Holdings, Inc."

                                    ARTICLE 2

                                 EFFECTIVE TIME.

                  Section 2.1. Upon fulfillment or waiver of the conditions specified in Article 4 hereof, Target shall cause a Certificate of Merger to be executed and delivered for filing to the

Secretary of State of the State of Delaware, all as provided in and in accordance with Section 251 of the Delaware Law (the "Target Certificate of Merger").

                  Section 2.2. The Merger shall become effective on March __, 2003, the date of filing of the Target Certificate of Merger and the Transitory Subsidiary Certificate of Merger, as provided by applicable law (the "Effective Time").

                                    ARTICLE 3

                        CERTIFICATE OF INCORPORATION AND
                          BY-LAWS; BOARD OF DIRECTORS.

                  Section 3.1. The Certificate of Incorporation of Surviving Corporation shall be the Certificate of Incorporation of CVS Holdings, Inc., attached hereto as Exhibit A.

                  Section 3.2. The By-laws of Surviving Corporation shall be amended and restated at and as of the Effective Time to read as did the Bylaws of Transitory Subsidiary immediately prior to the Effective Time (except that the name of the Surviving Corporation shall remain unchanged).

                  Section 3.3. The directors and officers of Transitory Subsidiary shall become the directors and officers of Surviving Corporation at and as of the Effective Time (retaining their respective positions and terms of office).

                                    ARTICLE 4

                                   CONDITIONS.

                  Section 4.1. The respective obligations of each of Constituent Corporations to consummate the Merger under this Agreement is subject to the fulfillment of the following conditions:

         (a) At the option of Transitory Subsidiary, Buyer, or Target, any third party consents which are required in order to avoid a breach, violation, conflict or default under any agreement, contract, statute, rule or regulation shall have been obtained;

         (b) There shall have been no law, statute, rule or regulation, domestic or foreign, enacted or promulgated which would make consummation of the Merger illegal; and

         (c) No preliminary or permanent injunction or other order by any federal or state court of competent jurisdiction that makes illegal or otherwise prevents the consummation of the Merger shall have been issued and shall remain in effect.

                                    ARTICLE 5

                                  MISCELLANEOUS

                  Section 5.1. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same instrument.

                  Section 5.2. The internal law, not the law of conflicts, of the State of Delaware will govern all questions concerning the construction, validity and interpretation of this Agreement.

                  Section 5.3. This Agreement is not intended to confer upon any person (other than the parties hereto and their respective successors and assigns) any rights or remedies hereunder or by reason hereof; provided however, that the provisions in Section 1.2 above concerning payment of the Merger Consideration are intended for the benefit of Target's shareholders

                  Section 5.4 The Schedules and Exhibits identified in this Agreement are incorporated herein by reference and made a part hereof.

                                     * * * *

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the day and year first written above.

                                             BOSTROM HOLDING, INC.

                                             By: /s/ Daniel F. Moorse
                                                 -------------------------------
                                                 Name: Daniel F. Moorse
                                                 Title: Vice President and
                                                        Assistant Secretary

                                             CVS HOLDINGS, INC.

                                             By: /s/ Judith A. Vijums
                                                 -------------------------------
                                                 Name: Judith A. Vijums
                                                 Title: Vice President and
                                                        Assistant Secretary

                                             CVS MERGER CO.

                                             By:
                                                 -------------------------------
                                                 Name: Judith A. Vijums
                                                 Title:

                [Signature Page to Agreement and Plan of Merger]

                                    EXHIBIT A

                          CERTIFICATE OF INCORPORATION

                                       OF

                               CVS HOLDINGS, INC.

                                   ARTICLE ONE

                  The name of the corporation is CVS Holdings, Inc.

                                   ARTICLE TWO

                  The address of the corporation's registered office in the State of Delaware is 9 East Loockerman Street, Suite 1B, City of Dover, County of Kent, 19901. The name of its registered agent at such address is National Registered Agents, Inc.

                                  ARTICLE THREE

                  The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                  ARTICLE FOUR

                  The total number of shares of stock which the corporation has authority to issue is 125,000 shares of Common Stock, with a par value of $.01 per share.

                                  ARTICLE FIVE

                  The corporation is to have perpetual existence.

                                   ARTICLE SIX

                  In furtherance and not in limitation of the powers conferred by statute, the board of directors of the corporation is expressly authorized to make, alter or repeal the by-laws of the corporation.

                                  ARTICLE SEVEN

                  Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the corporation may provide. The books of the corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Election of directors need not be by written ballot unless the by-laws of the corporation so provide.

                                  ARTICLE EIGHT

                  To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this ARTICLE NINE shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

                                  ARTICLE NINE

                  The corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

                                   ARTICLE TEN

                  The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                   SCHEDULE A

                        CAPITALIZATION OF BUYER, TARGET,
                           AND TRANSITORY SUBSIDIARY.

                              BOSTROM HOLDING, INC.

                                                      AUTHORIZED, PAR VALUE             ISSUED AND
ITEM                   CLASS OF STOCK                    $0.01 PER SHARE                OUTSTANDING
----                   --------------                    ---------------                -----------
  1                    Class A Common                         75,000                        4,051
  2                    Class B Common                        150,000                       71,296
  3                    Class C Common                         40,000                       17,824
  4                    Class D-1 Common                      125,000                       50,371
  5                    Class D-2 Common                       25,000                            0
  6                    Class E Common                         25,000                       12,593

                               CVS HOLDINGS, INC.

                                                      AUTHORIZED, PAR VALUE              ISSUED AND
ITEM                   CLASS OF STOCK                   $0.01 PER SHARE                 OUTSTANDING
----                   --------------                   ---------------                 -----------
  1                    Class A Common                         10,000                        2,917
  2                    Class B Common                        100,000                       50,000
  3                    Class C Common                         25,000                       12,500
  4                    Class D-1 Common                       60,000                       29,074
  5                    Class D-2 Common                       40,000                       18,519
  6                    Class E Common                         25,000                       11,898

                                 CVS MERGER CO.

                                                      AUTHORIZED, PAR VALUE              ISSUED AND
ITEM                   CLASS OF STOCK                   $0.01 PER SHARE                 OUTSTANDING
----                   --------------                   ---------------                 -----------
  1                        Common                             1,000                        1,000

                                   SCHEDULE B

                              MERGER CONSIDERATION.

     The following table provides the amount and class of Buyer common stock that each Target shareholder shall receive as consideration in exchange for its or his or her common stock in Target.

                                                                                  THE MERGER
                                                                                CONSIDERATION
               PRE-MERGER CVS                     PRE-MERGER                    POST CONVERSION                  SHAREHOLDER'S
               HOLDINGS, INC.                  COMMON SHARES OF              BOSTROM HOLDING, INC.           AGGREGATE STOCK IN
ITEM             SHAREHOLDER                   CVS HOLDINGS, INC.                COMMON STOCK             BOSTROM HOLDING, INC. *
-----------------------------------------------------------------------------------------------------------------------------------
  1       S. A. Johnson                       1,166.70  Class A               1,166.70  Class A              2,666.57  Class A
-----------------------------------------------------------------------------------------------------------------------------------
  2       Scott D. Rued                         350.00  Class A                 350.00  Class A                755.10  Class A
-----------------------------------------------------------------------------------------------------------------------------------
  3       John C. Read                          291.70  Class A                 291.70  Class A                696.80  Class A
-----------------------------------------------------------------------------------------------------------------------------------
  4       J. Reid Porter                        233.40  Class A                 233.40  Class A                557.48  Class A
-----------------------------------------------------------------------------------------------------------------------------------
  5       Carl E. Nelson                        116.70  Class A                 116.70  Class A                278.74  Class A
-----------------------------------------------------------------------------------------------------------------------------------
  6       David J. Huls                         116.70  Class A                 116.70  Class A                278.74  Class A
-----------------------------------------------------------------------------------------------------------------------------------
  7       Daniel F. Moorse                       72.93  Class A                  72.93  Class A                174.20  Class A
-----------------------------------------------------------------------------------------------------------------------------------
  8       Judith V. Vijums                       72.93  Class A                  72.93  Class A                101.28  Class A
-----------------------------------------------------------------------------------------------------------------------------------
  9       Hidden Creek Industries               437.60  Class A                 437.60  Class A              1,146.53  Class A
-----------------------------------------------------------------------------------------------------------------------------------
 10       Mary-Louise R. Johnson
          and her successors in
          trust, as Trustee of the
          Mary-Louise R. Johnson
          Revocable Trust under
          Agreement dated November
          12, 2001                               58.35  Class A                  58.35  Class A                139.37  Class A
-----------------------------------------------------------------------------------------------------------------------------------
 11       ONEX Advisor LLC                    3,766.52  Class B               3,766.52  Class B              9,137.30  Class B
-----------------------------------------------------------------------------------------------------------------------------------
 12       1170821 Ontario Inc.                  145.77  Class B                 145.77  Class B                353.63  Class B
-----------------------------------------------------------------------------------------------------------------------------------
 13       1170809 Ontario Inc.                  108.64  Class B                 108.64  Class B                263.57  Class B
-----------------------------------------------------------------------------------------------------------------------------------
 14       1170810 Ontario Inc.                  207.17  Class B                 207.17  Class B                502.58  Class B
-----------------------------------------------------------------------------------------------------------------------------------
 15       1170812 Ontario Inc.                  290.50  Class B                 290.50  Class B                646.98  Class B
-----------------------------------------------------------------------------------------------------------------------------------
 16       Kyzalea Company                        40.50  Class B                  40.50  Class B                 98.25  Class B
-----------------------------------------------------------------------------------------------------------------------------------
 17       1170697 Ontario Inc.                   35.44  Class B                  35.44  Class B                 85.98  Class B
-----------------------------------------------------------------------------------------------------------------------------------
 18       1170819 Ontario Inc.                   35.44  Class B                  35.44  Class B                 85.98  Class B
-----------------------------------------------------------------------------------------------------------------------------------
 19       1170698 Ontario Inc.                   21.60  Class B                  21.60  Class B                 52.40  Class B
-----------------------------------------------------------------------------------------------------------------------------------
 20       1301449 Ontario Inc.                   33.55  Class B                  33.55  Class B                 81.38  Class B
-----------------------------------------------------------------------------------------------------------------------------------
 21       1352536 Ontario Inc.                   16.88  Class B                  16.88  Class B                 40.94  Class B
-----------------------------------------------------------------------------------------------------------------------------------
 22       1376653 Ontario Inc.                    6.75  Class B                   6.75  Class B                 16.37  Class B
-----------------------------------------------------------------------------------------------------------------------------------
 23       1376654 Ontario Inc.                    6.75  Class B                   6.75  Class B                 16.37  Class B
-----------------------------------------------------------------------------------------------------------------------------------
 24       1352537 Ontario Inc.                    2.03  Class B                   2.03  Class B                  4.92  Class B
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                  THE MERGER
                                                                                CONSIDERATION
               PRE-MERGER CVS                     PRE-MERGER                    POST CONVERSION                 SHAREHOLDER'S
               HOLDINGS, INC.                  COMMON SHARES OF              BOSTROM HOLDING, INC.           AGGREGATE STOCK IN
ITEM             SHAREHOLDER                   CVS HOLDINGS, INC.                COMMON STOCK             BOSTROM HOLDING, INC. *
-----------------------------------------------------------------------------------------------------------------------------------
 25       Tim Duncanson                           8.33  Class B                   8.33  Class B                 20.21  Class B
-----------------------------------------------------------------------------------------------------------------------------------
 26       3-G Investments Limited                  250  Class B                 250.00  Class B                606.48  Class B
-----------------------------------------------------------------------------------------------------------------------------------
 27       Serge Gouin                           166.67  Class B                 166.67  Class B                404.32  Class B
-----------------------------------------------------------------------------------------------------------------------------------
 28       Brian King                             25.00  Class B                  25.00  Class B                 60.65  Class B
-----------------------------------------------------------------------------------------------------------------------------------
 29       J.W.E. Mingo                           16.67  Class B                  16.67  Class B                 40.44  Class B
-----------------------------------------------------------------------------------------------------------------------------------
 30       Robert Prichard                        83.33  Class B                  83.33  Class B                202.16  Class B
-----------------------------------------------------------------------------------------------------------------------------------
 31       1299039 Ontario Inc.                   16.67  Class B                  16.67  Class B                 40.44  Class B
-----------------------------------------------------------------------------------------------------------------------------------
 32       2668921 Manitoba Ltd.                  50.00  Class B                  50.00  Class B                121.30  Class B
-----------------------------------------------------------------------------------------------------------------------------------
 33       CVS Partners, LP                      709.41  Class B                 709.41  Class B                709.41  Class B
-----------------------------------------------------------------------------------------------------------------------------------
 34       CVS Executive Investco LLC          3,046.05  Class B               3,046.05  Class B              3,046.05  Class B
-----------------------------------------------------------------------------------------------------------------------------------
 35       Onex Corporation                   40,910.32  Class B              40,910.32  Class B             99,245.55  Class B
-----------------------------------------------------------------------------------------------------------------------------------
 36       J2R Partners VI                       12,500  Class C                 12,500  Class C             12,500.00  Class C
-----------------------------------------------------------------------------------------------------------------------------------
 37       Baird Capital Partners
          III Limited Partnership           15,447.10 Class D-1             15,447.10 Class D-1            27,860.00 Class D-1
-----------------------------------------------------------------------------------------------------------------------------------
 38       BCP III Affiliates Fund
          Limited Partnership               3,089.40  Class D-1             3,089.40  Class D-1            5,572.40  Class D-1
-----------------------------------------------------------------------------------------------------------------------------------
 39       BCP III Special
          Affiliates Limited
          Partnership                       2,204.20  Class D-1             2,204.20  Class D-1            3,975.20  Class D-1
-----------------------------------------------------------------------------------------------------------------------------------
 40       Baird Capital Partners II
          Limited Partnership               4,675.10  Class D-1             4,675.10  Class D-1            5,811.10  Class D-1
-----------------------------------------------------------------------------------------------------------------------------------
 41       BCP II Affiliates Fund
          Limited Partnership               2,732.20  Class D-1             2,732.20  Class D-1            3,448.20  Class D-1
-----------------------------------------------------------------------------------------------------------------------------------
 42       Randolph Street Partners II         926.00  Class D-1               926.00  Class D-1            1,667.00  Class D-1
-----------------------------------------------------------------------------------------------------------------------------------
 43       Norwest Equity Partners
          VII, LP                          18,519.00  Class D-1            18,519.00  Class D-1           49,630.00  Class D-1
-----------------------------------------------------------------------------------------------------------------------------------
 44       J2R Partners VI                    11,898.00  Class E              11,898.00  Class E             24,491.00  Class E
-----------------------------------------------------------------------------------------------------------------------------------

* This column, entitled Shareholder's Aggregate Stock in Bostrom Holding, Inc. ("Bostrom"), contains each Shareholder's aggregate ownership of Bostrom stock, that is, the sum of any pre-merger holdings of Bostrom stock and Bostrom stock received herein as Merger Consideration.